UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

QXO INSULATION, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36870	36-4173371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

TopBuild Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by QXO, Inc., a Delaware corporation (“QXO”), of the acquisition of TopBuild Corp., a Delaware corporation (now known as QXO Insulation, LLC) (“TopBuild”), pursuant to the Agreement and Plan of Merger, dated as of April 18, 2026 (the “Merger Agreement”), by and among QXO, TopBuild, Titanium MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Titanium Merger Sub”), and Titanium MergerCo 2, LLC, a Delaware limited liability company and wholly owned subsidiary of QXO (“Forward Merger Sub”).

Item 1.01 Entry into a Material Definitive Agreement.

QXO Notes

On July 1, 2026, upon consummation of the Merger (as defined below), TopBuild, QXO Building Products, Inc., a wholly owned subsidiary of QXO (the “Issuer” or the “Borrower”), certain of the Issuer’s and TopBuild’s subsidiaries (the “Other Subsidiary Guarantors” and, together with TopBuild, the “Subsidiary Guarantors”) and Wilmington Trust, National Association (the “Trustee”) entered into the Supplemental Indenture No. 1 to the Indenture, dated as of June 17, 2026, among the Issuer, the subsidiary guarantors party thereto from time to time and the Trustee (the “QXO Unsecured Notes Indenture”), governing $1,500.0 million of the Issuer’s 6.500% Senior Notes due 2031 (the “QXO 2031 Notes”) and $1,500.0 million of the Issuer’s 6.875% Senior Notes due 2034 (the “QXO 2034 Notes” and, together with the QXO 2031 Notes, the “QXO Unsecured Notes”), pursuant to which TopBuild and the Other Subsidiary Guarantors guaranteed the Issuer’s obligations under the QXO Unsecured Notes and the QXO Unsecured Notes Indenture.

On July 1, 2026, upon consummation of the Merger, TopBuild, the Issuer, certain of TopBuild’s subsidiaries (the “TopBuild Subsidiary Guarantors”) and the Trustee entered into the Supplemental Indenture No. 3 to the Indenture, dated as of April 29, 2025, among the Issuer, the subsidiary guarantors party thereto from time to time and the Trustee (the “QXO Secured Notes Indenture”), governing the Issuer’s 6.75% Senior Secured Notes due 2032 with an initial aggregate principal amount of $2.25 billion (the “QXO Secured Notes”), pursuant to which TopBuild and the TopBuild Subsidiary Guarantors guaranteed the Issuer’s obligations under the QXO Secured Notes and the QXO Secured Notes Indenture (the “QXO Secured Notes Obligations”).

The QXO Secured Notes Obligations are secured by first-priority liens on substantially all of the Issuer’s and the Subsidiary Guarantors’ (including TopBuild’s and the TopBuild Subsidiary Guarantors’) material owned assets other than the ABL Priority Collateral (as defined below) (the “Notes Priority Collateral”) and by second-priority liens on substantially all of the Issuer’s and the Subsidiary Guarantors’ (including TopBuild’s and the TopBuild Subsidiary Guarantors’) inventory, receivables and related assets (the “ABL Priority Collateral”), in each case subject to certain exceptions and permitted liens. The QXO Unsecured Notes Indenture and the QXO Secured Notes Indenture include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

QXO Term Loan Facility

On July 1, 2026, upon consummation of the Merger, TopBuild and the TopBuild Subsidiary Guarantors entered into that certain Incremental Assumption and Amendment Agreement No. 2 (the “QXO Term Loan Amendment”), by and among Queen Holdco, LLC, a Delaware limited liability company (“Holdings”), the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, pursuant to which, among other things, the Borrower incurred additional senior secured financing consisting of an incremental term loan facility (the “QXO Incremental Term Loan Facility”) in an aggregate principal amount of $3.0 billion. The QXO Term Loan Amendment amends that certain Term Loan Credit Agreement, dated as of April 29, 2025 (as amended, restated, supplemented or otherwise modified from time to time prior to the Mergers, and as further amended by the Term Loan Amendment, the “QXO Term Loan Credit Agreement”), by and among Holdings, the Borrower, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, which provided for senior secured financing consisting of a term loan facility (the “QXO Existing Term Loan Facility” and, together with the QXO Incremental Term Loan Facility, the “QXO Term Loan Facilities”) in an aggregate principal amount of $2.25 billion. All obligations under the QXO Term Loan Facilities are unconditionally guaranteed by TopBuild and each TopBuild Subsidiary Guarantor and secured by first-priority liens on Notes Priority Collateral and second-priority liens on ABL Priority Collateral, in each case subject to certain exceptions and permitted liens.

The QXO Term Loan Credit Agreement includes restrictive covenants, events of default and other provisions that are customary for obligations of this type.

QXO ABL Facility

On July 1, 2026, upon consummation of the Merger, TopBuild and the TopBuild Subsidiary Guarantors entered into that certain Supplement No. 2 to Guarantee Agreement (ABL), dated as of July 1, 2026, pursuant to which TopBuild and each TopBuild Subsidiary Guarantor agreed to guarantee the obligations under that certain Asset-Based Revolving Credit Agreement, dated as of April 29, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “QXO ABL Credit Agreement”), by and among Holdings, the Borrower, the subsidiary borrowers party there, the lenders party thereto and Citibank, N.A., as administrative agent, which provides for an asset-based revolving credit facility (the “QXO ABL Facility”), with an aggregate borrowing availability equal to the lesser of $2,000 million and the borrowing base. All obligations under the QXO ABL Facility are secured by first-priority liens on ABL Priority Collateral and second-priority liens on Notes Priority Collateral, in each case subject to certain exceptions and permitted liens. The QXO ABL Credit Agreement includes restrictive covenants, events of default and other provisions that are customary for obligations of this type.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger, TopBuild repaid in full and terminated that certain Amended and Restated Credit Agreement, dated as of March 20, 2020, as amended by Amendment No. 1, dated as of March 8, 2021, Amendment No. 2, dated as of October 7, 2021, Amendment No. 3, dated as of December 9, 2022, Amendment No. 4, dated as of July 26, 2023, and Amendment No. 5, dated as of May 16, 2025, by and among TopBuild, certain subsidiaries of TopBuild from time to time party thereto as guarantors, the lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended, supplemented, modified, restated, refinanced or replaced from time to time (the “Credit Agreement”). In connection with the termination of the Credit Agreement, all outstanding borrowings and unpaid fees and expenses thereunder were paid in full, all commitments thereunder were terminated, and all guarantees and other obligations thereunder were released.

The descriptions contained under Item 8.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

On July 1, 2026, QXO completed the previously announced acquisition of TopBuild (the “TopBuild Acquisition”), pursuant to the Merger Agreement.

On July 1, 2026, pursuant to the terms of the Merger Agreement, Titanium Merger Sub merged with and into TopBuild (the “Titanium Merger”), with TopBuild surviving the Titanium Merger as a wholly owned subsidiary of QXO, and immediately thereafter, TopBuild merged with and into Forward Merger Sub (the “Forward Merger” and, together with the Titanium Merger, the “Merger”), with Forward Merger Sub surviving the Forward Merger as a wholly owned subsidiary of QXO. At the effective time of the Titanium Merger (the “Titanium Merger Effective Time”), by virtue of the Titanium Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of TopBuild (“TopBuild Shares”) issued and outstanding immediately prior thereto (other than certain excluded shares, cancelled shares and dissenting shares) was converted into the right to receive, at the election of the holder and subject to proration as described in the Merger Agreement, one of the following forms of merger consideration (the “Merger Consideration”): (i) an amount in cash equal to $505.00 per TopBuild Share (the “Cash Consideration”) or (ii) 20.200 shares of QXO common stock, par value $0.00001 per share (“QXO Shares”), per TopBuild Share (the “Stock Consideration”). TopBuild Shares in respect of which no cash election or stock election was validly made were treated as having elected to receive the Stock Consideration in accordance with the terms of the Merger Agreement. At the effective time of the Forward Merger (the “Forward Merger Effective Time”), the name of TopBuild was changed to QXO Insulation, LLC.

TopBuild stockholders of record of approximately 91.0% of the outstanding TopBuild Shares elected to receive the Cash Consideration and, in accordance with the proration procedures in the Merger Agreement, all of such outstanding TopBuild Shares were converted into the right to receive approximately $249.67 in cash and 10.212 QXO Shares per TopBuild Share, subject to final calculation by the exchange agent.

Treatment of Outstanding Equity Awards.

Pursuant to the terms of the Merger Agreement:

(i)	each option to purchase TopBuild Shares outstanding and not yet exercised whether vested or unvested (each, a “TopBuild Option”), was, by virtue of the Titanium Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive QXO Shares equal to (a) the total TopBuild Shares subject to such TopBuild Option as of immediately prior to the Titanium Merger Effective Time, multiplied by (b) the quotient obtained by dividing (x) the excess, if any, of (1) the Cash Consideration minus (2) the exercise price per TopBuild Share applicable to such TopBuild Option by (y) $25.00, with such QXO Shares to be delivered as soon as reasonably practicable (but no later than 10 calendar days) after the Titanium Merger Effective Time;

(ii)	each outstanding award of TopBuild Shares that is subject to vesting conditions was fully vested and the holder thereof is entitled to receive the Per Share Merger Consideration (as defined in the Merger Agreement); and

(iii)	each (a) outstanding award of restricted stock units for which vesting is solely based on service-based conditions (each, an “RSU Award”) and (b) outstanding award of restricted stock units for which vesting is based on service-based conditions and performance-based conditions (each, a “PSU Award”), was converted into corresponding QXO equity awards (and, with respect to each PSU Award, with the performance-based vesting condition deemed satisfied at target and being converted into an award of QXO restricted stock units for which vesting is based solely on service-based conditions), in each case, based on an equity award exchange ratio equal to the Stock Consideration. Such converted awards, in each case, remain subject to the same terms and conditions that applied to such awards (excluding performance-based vesting terms) immediately prior to the Titanium Merger Effective Time; provided that any amounts relating to accrued and unpaid dividend equivalent rights corresponding to an RSU Award or a PSU Award were converted into dividend equivalent rights on the corresponding QXO equity awards and any dividend equivalents that are payable with respect to such converted awards following the Titanium Merger Effective Time will be paid within 30 days following vesting.

The foregoing descriptions of the TopBuild Acquisition, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to TopBuild’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2026, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions contained under Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

On July 1, 2026, in connection with the consummation of the Merger, TopBuild notified the New York Stock Exchange (“NYSE”) that the Mergers had been completed and NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 in order to initiate the delisting of TopBuild Shares from NYSE and the deregistration of TopBuild Shares under Section 12(b) of the Exchange Act.

As a result, trading of TopBuild Shares, which traded under the ticker symbol “BLD” on NYSE, was suspended prior to the opening of trading on the NYSE on July 1, 2026. Upon effectiveness of the Form 25, TopBuild intends to file a Form 15 with the SEC requesting the deregistration of TopBuild Shares under Section 12(g) of the Exchange Act and the suspension of TopBuild’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in the Introductory Note, Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the effective time of the Titanium Merger, each holder of TopBuild Shares that were outstanding immediately prior to the effective time of the Titanium Merger (other than certain excluded shares, cancelled shares and dissenting shares) ceased to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement, in each case, to be issued or paid in consideration therefor in accordance with the Merger Agreement.

Item 5.01 Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

On July 1, 2026, pursuant to the Merger Agreement, (i) Titanium Merger Sub merged with and into TopBuild, with TopBuild surviving as a wholly owned subsidiary of QXO, and (ii) immediately thereafter, TopBuild merged with and into Forward Merger Sub with Forward Merger Sub surviving the Forward Merger as a wholly owned subsidiary of QXO.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Items 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

By the operation of the Merger, all of the directors of TopBuild ceased to be directors of TopBuild and members of any and all committees of TopBuild’s board of directors, effective as of the effective time of the Titanium Merger. This was not a result of any disagreement between TopBuild and the directors on any matter relating to TopBuild’s operations, policies or practices.

By virtue of, and effective as of the effective time of, the Titanium Merger, all of the executive officers of TopBuild immediately prior to the effective time of the Titanium Merger ceased to hold their respective positions with TopBuild, effective as of the effective time of the Titanium Merger.

In connection with the retirement of Joseph M. Viselli, as previously disclosed in TopBuild’s Current Report on Form 8-K filed with the SEC on April 17, 2026, in recognition of his contributions to TopBuild and in consideration of his ongoing restrictive covenants and other post-employment obligations, on June 30, 2026, the Compensation Committee of TopBuild’s board of directors approved a cash payment to Mr. Viselli in the amount of $894,539, less applicable taxes and withholdings (the “Cash Payment”). The Cash Payment was conditioned upon (i) Mr. Viselli’s execution and non-revocation of a severance agreement, waiver and release of claims and (ii) Mr. Viselli’s last day of employment being no later than June 30, 2026. On June 30, 2026, Mr. Viselli executed the severance, waiver and release of claims and voluntarily resigned from his employment. The Cash Payment will be made within 60 days following Mr. Viselli’s last day of employment with TopBuild.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Forward Merger Effective Time, as a result of the Forward Merger, the Certificate of Formation of TopBuild attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein became the Certificate of Formation of TopBuild, and the Limited Liability Company Agreement of TopBuild attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein became the Limited Liability Company Agreement of TopBuild. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

Purchase and Redemptions of Notes of TopBuild

On July 1, 2026, upon consummation of the Merger and in connection with the tender offers and consent solicitations (collectively, the “Tender Offers”) with respect to TopBuild’s 4.125% Senior Notes due 2032 (the “TopBuild 2032 Notes”) and 5.625% Senior Notes due 2034 (the “TopBuild 2034 Notes”) previously announced by QXO as further detailed in Titanium Merger Sub’s Offer to Purchase and Consent Solicitation Statement, dated May 29, 2026 (the “Offer to Purchase”), Titanium Merger Sub purchased all of the TopBuild 2032 Notes and TopBuild 2034 Notes that were validly tendered and not validly withdrawn pursuant to the Tender Offers. In connection with the Tender Offers, 99.54% of the outstanding aggregate principal amount of the TopBuild 2032 Notes and 99.75% of the outstanding aggregate principal amount of the TopBuild 2034 Notes were purchased and cancelled, and the previously announced amendments to the indentures governing the TopBuild 2032 Notes and TopBuild 2034 Notes detailed in the Offer to Purchase became operative, on July 1, 2026.

In connection with the Merger, (i) on May 29, 2026, TopBuild issued to the holders of its 3.625% Senior Notes due 2029 (the “TopBuild 2029 Notes”) a notice of conditional redemption to redeem on July 1, 2026 all of the TopBuild 2029 Notes then outstanding at a redemption price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date; (ii) on June 18, 2026, TopBuild issued to the holders of the TopBuild 2032 Notes a notice of conditional redemption to redeem on July 1, 2026 all of the TopBuild 2032 Notes that would remain outstanding immediately after consummation of the Tender Offers (the “Remaining TopBuild 2032 Notes”) at a redemption price equal to 101.125% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date; and (iii) on June 18, 2026, TopBuild issued to the holders of the TopBuild 2034 Notes a notice of conditional redemption to redeem on July 1, 2026 all of the TopBuild 2034 Notes that would remain outstanding immediately after consummation of the Tender Offers (the “Remaining TopBuild 2034 Notes” and, collectively with the TopBuild 2029 Notes and the Remaining TopBuild 2032 Notes, the “TopBuild Notes”) at a redemption price equal to 101.125% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date. The conditions to the redemptions of the TopBuild Notes have been satisfied and the TopBuild Notes were redeemed and cancelled on July 1, 2026.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 18, 2026, by and among QXO, Inc., TopBuild Corp., Titanium MergerCo, Inc. and Titanium MergerCo 2, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by QXO with the SEC on April 20, 2026).*
3.1	Certificate of Formation of QXO Insulation, LLC
3.2	Limited Liability Company Agreement of QXO Insulation, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and/or exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. TopBuild agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026

QXO INSULATION, LLC

By:	/s/ Christopher Signorello
Name: Christopher Signorello
Title: Secretary